Exhibit 99.1

November 13, 2015

Springleaf Holdings Reaches Settlement with the U.S. Department of Justice; Clears Way for Acquisition of OneMain Financial

Expects 2017 Core Earnings of $830 - $900 Million

EVANSVILLE, Ind.--(BUSINESS WIRE)-- Springleaf Holdings, Inc. (NYSE:LEAF), a leading personal finance company providing loan products to customers nationwide, today announced that it has reached a settlement with the U.S. Department of Justice (DOJ) and the state Attorneys General of seven states that will allow the company to proceed with closing its previously announced acquisition of OneMain Financial Holdings, LLC. The details of the settlement have been filed with the U.S. District Court, Washington, D.C., whose approval of a stipulated asset preservation order is required prior to closing. The company anticipates obtaining that approval shortly and proceeding with closing immediately thereafter.

Under the terms of the agreement with the DOJ and the state Attorneys General, Springleaf will sell 127 branches in 11 states. The company has entered into an agreement with Lendmark Financial Services of Covington, Georgia, to sell the branches to Lendmark. These branches represent 6% of the company's branches and $608 million, or 4%, of the company's receivables, on a pro forma basis for the combined company as of December 31, 2014. The sale to Lendmark is expected to close on or about April 1, 2016.

Jay Levine, President and Chief Executive Officer of Springleaf, said, "The transformational combination of Springleaf and OneMain will create the premier personal finance business in the United States, with branches across 43 states and 2.4 million customers. This will be a company that we believe is financially strong, committed to responsible lending and positioned for future growth. In addition, we share similar cultures and values, including excellence in customer service and a deep commitment to the local communities that we serve. We look forward to welcoming OneMain's talented team members to the Springleaf family, and to creating even greater value for all stakeholders."

Commenting on the company's outlook, Levine added, "Reflecting the significant earnings power of the new combined company, we expect to generate core net income of $830 million to $900 million, or $6.20 to $6.70 per share in 2017."1

The combined company will be led by Jay Levine, with the executive management team including leaders from both Springleaf and OneMain. The company will be renamed OneMain Holdings, Inc., which is expected to occur on the closing of the acquisition. The company has applied to the New York Stock Exchange to change its ticker symbol to "OMF" and expects to begin trading under the new symbol on November 27, 2015.

The combined company will have nearly 1,850 branches in 43 states following the sale of the branches to Lendmark, along with significant presences in Evansville, Indiana and Baltimore, Maryland. The company will also maintain key operations in Wilmington, Delaware; Chicago, Illinois; London, Kentucky; Mendota Heights, Minnesota; Tempe, Arizona; Fort Mill, South Carolina; Irving and Fort Worth, Texas, and Greenwich, Connecticut.

Conference Call & Webcast Information

Springleaf management will host a conference call and webcast to discuss today's announcement at 12:00 pm Eastern on Friday, November 13, 2015. Both the call and webcast are open to the general public. The general public is invited to listen to the call by dialing 877-330-3668, (U.S. domestic), or 678-304-6859 (international), conference ID 80715948 or via a live audio webcast through the Investor Relations section of the website. For those unable to listen to the live broadcast, a replay will be available on our website or by dialing 800-585-8367, (U.S. domestic), or 404-537-3406, conference ID 80715948, beginning approximately two hours after the event. The replay of the conference call will be available through November 27, 2015. An investor presentation will be available by visiting the Investor Relations page of Springleaf's website at www.springleaf.com on Friday, November 13, 2015, prior to the start of the conference call.

About Springleaf Holdings, Inc.

Springleaf is a leading personal finance company providing loan products to customers through its nationwide branch network and through its iLoan internet lending division. Springleaf has a nearly 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to nonprime consumers. Springleaf operates one of the largest consumer finance branch networks in the United States, currently serving its customers through 823 branches in 27 states. For more information, visit www.springleaffinancial.com/about-us.

About OneMain Financial

OneMain is based in Baltimore and provides personal loans and one-on-one, local service from more than 1,100 branches nationwide. Since 1912, OneMain Financial has worked with customers to find the loan solutions that best fit their needs and budget. The company and its employees are proud to support the communities where they live and work. Additional information may be found at OneMainFinancial.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning the acquisition of OneMain and the timing of the closing thereof, the accretive nature of the transaction and the amount of the expected accretion, our expected core net income, the expectations and timing of the integration plans, including the use of the OneMain brand and the closing of Springleaf branches. These statements are based on the current expectations and beliefs of management and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The consummation of the acquisition of OneMain is subject to customary closing conditions and regulatory approvals some of which are beyond our control. Accordingly, no assurance can be given that the acquisition will be completed on the contemplated terms or at all and you should not place undue reliance on any forward-looking statements contained in this press release. Statements preceded by, followed by or that otherwise include the words "anticipate," "appears," "believe," "foresee," "intend," "should," "expect," "estimate," "project," "plan," "may," "could," "will," "are likely" and similar expressions are intended to identify forward-looking statements. These statements involve predictions of our future financial condition, performance, plans and strategies, and are thus dependent on a number of factors including, without limitation, assumptions and data that may be imprecise or incorrect. Specific factors that may impact performance or other predictions of future actions include, but are not limited to: various risks relating to the acquisition, including unanticipated expenditures relating to the acquisition; the impact of the acquisition on each company's relationships with employees and third parties; the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition and risks associated with the integration of the companies; risks related to the disposition of branches and assets to Lendmark; changes in general economic conditions, including the interest rate environment and the financial markets; levels of unemployment and personal bankruptcies; shifts in residential real estate values; shifts in collateral values, delinquencies, or credit losses; natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods; war, acts of terrorism, riots, civil disruption, pandemics, or other events disrupting business or commerce; changes in the rate at which we can collect or potentially sell our finance receivables portfolio; our ability to successfully realize the benefits of the OneMain acquisition; the effectiveness of our credit risk scoring models; changes in our ability to attract and retain employees or key executives; changes in the competitive environment in which we operate; changes in federal, state and local laws, regulations, or regulatory policies and practices; potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans; the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans; the costs and effects of any litigation or governmental inquiries or investigations; our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements; our ability to comply with our debt covenants; our ability to generate sufficient cash to service all of our indebtedness; the potential for downgrade of our debt by rating agencies; our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy, or our ability to incur additional borrowings; the impact of our securitizations and borrowings; our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries; changes in accounting standards or tax policies and practices and the application of such new policies and practices to the manner in which we conduct business; the material weakness that we have identified in our internal control over financial reporting; and other risks described in the "Risk Factors" section of Springleaf's 2014 annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 16, 2015 and our other filings with the SEC, including our quarterly report on Form 10-Q for the period ended March 31, 2015. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements that speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events. You should not rely on forward-looking statements as the sole basis upon which to make any investment decision.

1 Per share data assumes a fully diluted share count of 134.5 million. Estimated 2017 core earnings is a non-GAAP financial measure and is also a forward-looking statement that is based on a variety of assumptions and estimates, some or all of which may prove to be inaccurate. Core earnings may therefore differ materially from actual results. For a description of the factors that may influence our future performance, see "Forward-Looking Statements" below.

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Springleaf Holdings, Inc.
Craig Streem, 812-468-5752 craig.streem@springleaf.com or
Tony Brand, 312-754-6848
tony.brand@springleaf.com
or
Paul Scarpetta/Robert Rendine
212-867-8080

Source: Springleaf Holdings, Inc. News Provided by Acquire Media